UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2008

Broadwind Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

47 East Chicago Avenue, Suite 332

Naperville, Illinois 60540

(Address of Principal Executive Offices and Zip Code)

(630) 637-0315

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On September 12, 2008, Broadwind Energy, Inc. (the “Company”) executed an amendment (the “Amendment”) to its existing Registration Rights Agreement with Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P., Tontine Partners, L.P., Tontine Overseas Fund, Ltd. and Tontine 25 Overseas Master Fund, L.P. (collectively, “Tontine”), pursuant to which the Company has agreed to register Tontine’s shares for resale. The amendment extends the deadline for the Company’s obligation to file a registration statement to October 31, 2008.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 8.01                                             Other Events

On September 8, 2008, the Company issued a press release announcing the expansion of its corporate management team. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)		Exhibits:

10.1

Amendment No. 3, dated September 12, 2008, to Registration Rights Agreement dated March 1, 2007 and amended October 19, 2007 and July 18, 2008, among Broadwind Energy, Inc., Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P., Tontine Partners, L.P., Tontine Overseas Fund, Ltd. and Tontine 25 Overseas Master Fund, L.P.

	99.1	Press Release dated September 8, 2008, announcing expansion of management team

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2008

BROADWIND ENERGY, INC.

/s/ Matthew J. Gadow
Matthew J. Gadow
Chief Financial Officer

EXHIBIT INDEX

Broadwind Energy, Inc.
Form 8-K Current Report

Exhibit
Number	Description

10.1

Amendment No. 3, dated September 12, 2008, to Registration Rights Agreement dated March 1, 2007 and amended October 19, 2007 and July 18, 2008, among Broadwind Energy, Inc., Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P., Tontine Partners, L.P., Tontine Overseas Fund, Ltd. and Tontine 25 Overseas Master Fund, L.P.

99.1	Press Release dated September 8, 2008, announcing expansion of management team